Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

WAYSIDE TECHNOLOGY GROUP, INC.

Wayside Technology Group, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST:Article I of the Restated Certificate of Incorporation of the Corporation is hereby amended to change the name of the Corporation to:

Climb Global Solutions, Inc.

SECOND:The foregoing amendment to the Restated Certificate of Incorporation of the Corporation was approved and adopted by the Board of Directors of the Corporation and was limited to a change expressly authorized by Sections 242(a)(1) and 242(b)(1) of the DGCL without action by the stockholders.

THIRD:This Certificate of Amendment shall become effective as of 12:01 a.m., Eastern Time, on October 31, 2022.

- signature on next page

IN WITNESS WHEREOF, this Certificate of Amendment to the Restated Certificate of Incorporation has been signed by the Chief Financial Officer of the Corporation as of the 24th day of October, 2022.

By: /s/ Andrew Clark_________________(SEAL)

Name: Andrew Clark

Title: Chief Financial Officer